Exhibit 23(a)

Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement of Seneca Foods Corporation on Form S-3 of our reports dated May 24, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Seneca Foods Corporation for the year ended March 31, 2002 and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Rochester, New York
June 26, 2002